EXHIBIT 99.1

     Washington Banking Company Receives $26.38 Million
Investment Under U.S. Treasury’s Capital Purchase Program

OAK HARBOR, WA — January 16, 2009—Washington Banking Company (NASDAQ: WBCO), parent company of Whidbey Island Bank, announced today that it has completed raising approximately $26.4 million in capital by issuing 26,380 shares of Series A Preferred Stock for $1,000 per share to the U.S. Department of the Treasury as a voluntary participant in the Treasury’s TARP Capital Purchase Program. The transaction is part of the Treasury’s program to encourage qualified financial institutions to build capital to increase the flow of financing to businesses and consumers and to support the U.S. economy.

“We are pleased to have been approved to participate in the Treasury’s program, which we see as an indicator of the health of our institution,” said Jack Wagner, President and Chief Executive Officer. “Our already strong capital levels are significantly enhanced by the Treasury’s investment, and our ability to lend within our communities is bolstered. We believe this additional capital increases our flexibility to pursue strategic opportunities in the future.” The preferred stock will pay a cumulate 5% dividend for the first five years and 9% thereafter if the shares are not redeemed. In addition, the company issued a warrant to purchase 492,164 shares of common stock at an initial exercise price of $8.04 per share; the warrant will expire in 10 years.

At September 30, 2008, Washington Banking Company and Whidbey Island Bank were each “well-capitalized” under all regulatory guidelines. At that date, the Tier 1 Leverage Capital Ratio was 11.81% and Total Risk Based Capital Ratio was 13.06% . The addition of new capital through the Treasury program will increase Tier 1 Leverage Capital Ratio to approximately 14.72% and Total Risk Based Capital Ratio to approximately 15.97% .

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 19 full-service branches located in five counties in Northwestern Washington.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to: adverse developments in the capital markets; legislative or regulatory requirements affecting financial institutions; restructuring of the regulation of the financial services industry; changes in the interest rate environment; adverse changes in regional and national economic conditions and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for quarters ended March 31, 2008 and September 30, 2008. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

www.wibank.com

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NOTE: Transmitted on GlobeNewswire at 12:21 p.m. PST on January 16, 2009.